As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4353 North First Street
San Jose, California 95134
(408) 543-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2018 Employee Stock Purchase Plan
(Full title of the plan)

Shawn M. Soderberg
Executive Vice President, General Counsel and Secretary
Bloom Energy Corporation
4353 North First Street
San Jose, California 95134
(408) 543-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a small reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-

INTRODUCTION
This Registration Statement on Form S-8 is being filed by Bloom Energy Corporation (the “Registrant”) to register an additional 10,000,000 shares of Class A common stock, par value $0.0001 per share, issuable to employees of the Registrant and certain of its subsidiaries under the Bloom Energy Corporation 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2018 (Registration No. 333-226369), April 1, 2020 (Registration No. 333-237538), February 26, 2021 (Registration No. 333-253625) and February 25, 2022 (Registration No. 333-263054), which relate to the 2018 ESPP, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on September 7, 2018

4.2
Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 9, 2022

4.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 12, 2020

4.4
Certificate of Designation of Series A Redeemable Convertible Preferred Stock, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on December 30, 2021

5.1*	Legal Opinion of Gibson, Dunn & Crutcher LLP

10.1	Amended and Restated 2018 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 16, 2022

23.1*	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP

23.2*	Consent of Independent Registered Public Accounting Firm – Deloitte & Touche LLP

23.3*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page to this Registration Statement)

107*	Calculation of Filing Fee Table

*Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of August, 2022.

As filed with the Securities and Exchange Commission on August 9, 2022
Registration No. 333-

BLOOM ENERGY CORPORATION

By:	/s/ Gregory Cameron
Name: Gregory Cameron Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints KR Sridhar and Gregory Cameron, and each of them acting individually, as his or her attorney-in-fact, with full power of substitution, for him or her and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ KR Sridhar	Founder, President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2022
KR Sridhar

/s/ Gregory Cameron	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2022
Gregory Cameron

/s/ Michael Boskin	Director	August 9, 2022
Michael Boskin

/s/ Mary K. Bush	Director	August 9, 2022
Mary K. Bush

/s/ John T. Chambers	Director	August 9, 2022
John T. Chambers

/s/ Jeffrey Immelt	Director	August 9, 2022
Jeffrey Immelt

/s/ Eddy Zervigon	Director	August 9, 2022
Eddy Zervigon